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                                 CODE OF ETHICS
                                       OF
                         THOMPSON, SIEGEL & WALMSLEY LLC
I.      PREAMBLE

This Code of Ethics is adopted in compliance with requirements adopted by the United States Securities and Exchange Commission (the "SEC") under Rule 17j-1 of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and Section 204A and Rules 204-2 and 204A-1 of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), to effectuate the purposes and objectives of the provisions contained therein. Rule 17j-1 of the Investment Company Act requires that investment advisers to mutual funds adopt written codes of ethics;
Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material nonpublic information by investment advisers; Rule 204-2 of the Advisers Act imposes recordkeeping requirements with respect to Personal Securities Transactions of Advisory Representatives (Capitalized terms are generally defined in Section VIII); and Rule 204A-1 requires SEC registered investment advisers to adopt codes of ethics prescribing ethical standards under which they operate and also imposes recording and recordkeeping requirements with respect to Personal Securities Transactions of Access Persons. This Code of Ethics of Thompson, Siegel & Walmsley LLC (the "Firm") is designed to:

     o    Protect the Firm's clients by deterring misconduct;
     o Educate Supervised Persons regarding the Firm's expectations and the laws governing their conduct;
     o Remind Supervised Persons that they are in a position of trust and must act with complete propriety at all times;
     o    Protect the reputation of the Firm;
     o    Guard against violation of the Federal Securities laws; and
     o Establish procedures for Supervised Persons to follow so that the Firm may determine whether Supervised Persons are complying with its ethical principles.

II.     STANDARDS OF BUSINESS CONDUCT

The Board of Managers of the Firm has adopted the Code of Ethics which sets forth standards of business conduct and fiduciary obligations that the Firm requires of its Supervised Persons. Supervised Persons must maintain the highest ethical standards in carrying out the Firm's business activities. The Firm's reputation is one of its most important assets and maintaining the trust and confidence of clients is a vital responsibility. This section sets forth the Firm's business conduct standards.

GENERAL PRINCIPLES

Our principles and philosophy regarding ethics stress the Firm's fiduciary duty to its clients and the obligation of Firm personnel to uphold that fundamental duty. In recognition of the trust and confidence placed in the Firm by its clients and to give effect to the belief that the Firm's operations should be directed to benefit its clients, the Firm has adopted the following general principles to guide the actions of its Supervised Persons:

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     1.   The interests of clients are paramount. All Supervised Persons must conduct themselves and their operations to give maximum effect to this belief by at all times placing the interests of clients before their own.

     2. All personal transactions in Securities by Supervised Persons must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such Supervised Persons with the interests of any client.

     3. All Supervised Persons must avoid actions or activities that allow (or appear to allow) a Person to profit or benefit from his or her position with respect to a client, or that otherwise bring into question the Person's independence or judgment.

     4. All information concerning the specific Security holdings and financial circumstances of any client is strictly confidential. Supervised Persons are expected to maintain such confidentiality, secure such information and disclose it only to other Supervised Persons with a need to know that information.

     5. All Supervised Persons will conduct themselves honestly, with integrity and in a professional manner to preserve and protect the Firm's reputation.

Supervised Persons must comply with applicable Federal Securities laws and are prohibited from the following:

     1. To employ a device, scheme or artifice to defraud a client or prospective client;

     2. To make to a client or prospective client any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

     3. To engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon a client or prospective client;

     4. Acting as principal for his/her own account, knowingly to sell any Security to or purchase any Security from a client, or acting as a broker for a Person other than such client, knowingly to effect any sale or purchase of any Security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he/she is acting and obtaining the consent of the client to such transaction. The prohibitions of this paragraph 4 shall not apply to any transaction with a customer of a bank, broker or dealer if such broker or dealer is not acting as an investment adviser in relation to such transaction; or

     5. To engage in any act, practice or course of business which is fraudulent, deceptive or manipulative, including with respect to Securities (i.e., price manipulation).

This Code of Ethics contains provisions reasonably necessary to prevent Supervised Persons of the Firm from engaging in acts in violation of the above standards and procedures reasonably necessary to prevent violations of the Code of Ethics.

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Federal law requires that this Code of Ethics not only be adopted but that it must also be enforced with reasonable diligence. Failure to comply with the Code of Ethics may result in disciplinary action, including termination of employment. Noncompliance with the Code of Ethics has severe ramifications, including enforcement actions by regulatory authorities, criminal fines, civil injunctions and penalties, disgorgement of profits and sanctions on your ability to be employed in an investment advisory business or in a related capacity. This Code of Ethics is based upon the principle that the Supervised Persons of the Firm, and certain Affiliated Persons of the Firm, owe a fiduciary duty to, among others, the clients of the Firm to conduct their affairs, including their Personal Securities Transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position with the Firm; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the Review Officer of the Firm to report violations of this Code of Ethics to the Firm's Board of Managers and to the Board of Directors of any U.S. registered investment company client advised or subadvised by the Firm and of the actions taken as a result of such violations.

III.    POLICY STATEMENT ON INSIDER TRADING

The Firm forbids any Supervised Person from trading, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm's policy applies to every Supervised Person and extends to activities within and outside their duties at the Firm. Any questions regarding the Firm's policy and procedures should be referred to the Review Officer. Trading Securities while in possession of material nonpublic information or improperly communicating that information to others may expose you to severe penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years' imprisonment. The SEC can recover the profits gained or losses avoided through violative trading, impose a penalty of up to three times the illicit windfall and can permanently bar you from the Securities industry. You may also be sued by those seeking to recover damages for insider trading violations. Regardless of whether a government inquiry occurs, the Firm views seriously any violation of its insider trading policies, and such violations constitute grounds for disciplinary sanctions, including immediate dismissal.

The term "material nonpublic information" relates not only to issuers but also the Firm's Securities recommendations and client Securities holdings and transactions. The term "insider trading" is not defined in the Federal Securities laws, but generally is used to refer to the use of material nonpublic information to trade in Securities (whether or not one is an "insider") or to communications of material nonpublic information to others. Information about a significant order to purchase or sell Securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

     1. trading by an insider while in possession of material nonpublic information,

     2. trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

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     3.   communicating material nonpublic information to others.

The concept of "insider" is broad. It includes officers, directors and associated persons of a company. In addition, a Person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers and the associated persons of such organizations. The Firm's Review Officer will make the determination if a Person is to be deemed a "temporary insider." In addition, the Firm may become a temporary insider of a company it advises or for which it performs other services. For that to occur the company must expect the Firm to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the Firm will be considered an insider.

Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's Securities. Information that officers, directors and associated persons should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Information is nonpublic until it has been effectively communicated to the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC or some other governmental agency, appearing in DOW JONES PUBLICATIONS, REUTERS, THE WALL STREET JOURNAL, and other publications of general circulation, media broadcasts, over public internet websites and after sufficient time has passed so that the information has been disseminated widely would be considered public.

Before trading for yourself or others in the Securities of a company about which you may have potential inside information, ask yourself the following questions:

     1. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the Securities if generally disclosed?

     2. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

     1.   Report the matter immediately to the Firm's Review Officer.

     2. Do not purchase or sell the Securities on behalf of yourself or others, including clients.

     3. Do not communicate the information inside or outside the Firm, other than to the Firm's Review Officer.

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     4.   After the Firm's Review Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including Supervised Persons within the Firm, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed, access to computer files containing material nonpublic information should be restricted and conversations containing or related to such information, if appropriate at all, should be conducted in private to avoid potential interception.

The role of the Firm's Review Officer is critical to the implementation and maintenance of the Firm's policy and procedures against insider trading. The Firm enforces prevention of insider trading and detection of insider trading.

To prevent insider trading, the Firm will:

     1. provide, an educational program to familiarize Supervised Persons with the Firm's policy and procedures, and

     2. when it has been determined that a Supervised Person of the Firm has material nonpublic information, the Firm will:

          a. implement measures to prevent dissemination of such information, and

          b. if necessary, restrict Supervised Persons from trading the Securities.

To detect insider trading, the Review Officer will:

     1. review the trading activity reports filed by each Supervised Persons, and

     2.   review the trading activity of accounts managed by the Firm.

IV. PROHIBITED TRANSACTIONS AND ACTIVITIES

The following prohibitions apply to all Access Persons, unless indicated otherwise and unless exempted under Section V. The Review Office may prohibit transactions other than those specifically indicated below if the Review Officer determines that a proposed transaction presents a potential for a conflict of interest.

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     1.   Access Persons are prohibited from directly or indirectly using any act, device, scheme, artifice, practice or course of conduct to defraud, mislead or manipulate a client in connection with the Purchase or Sale of a Security held or to be acquired by the client. Access Persons are also prohibited from making any untrue statement of material fact to a client and from omitting to state a material fact necessary in order to make the statement made to the client, under the circumstances, not misleading.

     2. Access Persons are prohibited from purchasing or selling, directly or indirectly, any Security in which he/she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to his/her actual knowledge at the time of such purchase or sale:

          o   is on the Restricted List;
          o is being purchased or sold by any Portfolio, with the exception of Maintenance Trades; or
          o was purchased or sold by any Portfolio during the previous trading day, with the exception of Maintenance Trades;
          o is less than $3.0 billion in market capitalization and held in a TS&W Primary Product (all equity products utilizing the four-factor model in its process).

     3. Unless exempted under Section VI, Access Persons are prohibited from purchasing or selling a Reportable Security without prior approval from the Review Officer.

     4. Access Persons are prohibited from acquiring a beneficial interest in any Securities in a Limited Offering commonly referred to as a private placement, without prior written approval of the Review Officer of the Firm and a Manager of the Firm. The Review Officer must maintain a record of any decision, and the reasons supporting the decision to approve the Access Persons acquisition of a private placement, for at least five years after the end of the fiscal year in which the approval was granted.

          Before granting such approval the Review Officer should carefully evaluate such investment to determine that the investment could create no material conflict between the Access Person and any Portfolio. The Review Officer may make such determination by looking at, among other things, the nature of the offering and the particular facts surrounding the purchase. For example, the Review Officer may consider approving the transaction if he or she can determine that: (i) the investment did not result from directing Portfolio or Firm business to the underwriter or issuer of the Security; (ii) the Access Person is not misappropriating an opportunity that should have been offered to any Portfolio; and (iii) the Access Person's investment decisions for a Portfolio would not be unduly influenced by his or her personal holdings and investment decisions are based solely on the best interests that Portfolio. Any Person authorized to purchase Securities in a private placement shall disclose that investment when they play a part in a Portfolio's subsequent consideration of an investment in that issuer. In such circumstances, a Portfolio's decision to purchase Securities of the issuer shall be subject to independent review by Investment Personnel with no personal interest in the issuer.

     5. Access Persons are prohibited from acquiring Beneficial Ownership of a Security, excluding tax-exempt Securities or corporate bonds, as part of an Initial Public Offering.

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     6.   Access Persons are prohibited from accepting or giving any gift, service or other thing of more than de minimis value from or to any Person or entity that does business with or seeks to do business with or on behalf of the Firm. For purposes of this Code of Ethics, "de minimis" shall be considered to be the annual receipt/provision of gifts from the same source valued at $100 or less per individual recipient/source, when the gifts are in relation to the Firm's business. Gifts do not include business entertainment; however, no Access Person may provide or accept extravagant or excessive entertainment from a client, prospective client or any Person or entity that does or seeks to do business with or on behalf of the Firm. Any exceptions to this policy must be approved by the Firm's Review Officer. Access Persons will acknowledge, quarterly, the receipt or gift of any business related gifts, services or other things on Exhibit C, Page 2.


     7. Access Persons are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) Reportable Securities, including Firm Managed Funds, within 60 calendar days. Trades made in violation of this prohibition should be unwound, if possible.

          EXCEPTION: The Review Officer may allow exceptions to this policy on a case-by-case basis when the abusive practices that the policy is designed to prevent, such as front running or conflicts of interest, are not present and the equity of the situation strongly supports an exemption. An example is the involuntary sale of Securities due to unforeseen corporate activity such as a merger. The ban on short-term trading profits is specifically designed to deter potential conflicts of interest and front running transactions, which typically involve a quick trading pattern to capitalize on a short-lived market impact of a trade by one of the Portfolios. The Review Officer shall consider the policy reasons for the ban on short-term trades, as stated herein, in determining when an exception to the prohibition is permissible. The Review Officer may consider granting an exception to this prohibition if the Securities involved in the transaction are not being considered for purchase or sale by a Portfolio. In order for a proposed transaction to be considered for exemption from the short-term trading prohibitions, the Access Person must complete, sign and submit to the Review Officer a completed Securities Transactions Report Relating to Short-Term Trading (EXHIBIT D), certifying that the proposed transaction is in compliance with this Code of Ethics. The Review Officer shall retain a record of exceptions granted and the reasons supporting the decision.

     8. Access Persons are prohibited from serving on the Board of Directors of any publicly traded company without prior authorization of the Review Officer of the Firm. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Firm and any Portfolios. Authorization of board service shall be subject to the implementation by the Firm of "Chinese Wall" or other procedures to isolate such Access Persons from making decisions about trading in that company's Securities.

V.      EXEMPTED TRANSACTIONS

Prohibited transactions described in Section IV above, which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to a Portfolio may be permitted within the discretion of the Review Officer on a case-by-case basis. Such exempted transactions may include:

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     1.   Purchases or sales of securities which are not held by a Portfolio and which are not related economically to Reportable Securities held by a Portfolio.

     2. Purchases or sales of a de minimis amount of Securities. A de minimis amount of Securities shall be defined in this section of the Code of Ethics as:

          (a) up to an aggregate $25,000 principal amount of a fixed income Security within any three-consecutive month period; and

          (b) up to an aggregate 99 shares of an equity Security within any three-consecutive month period.

     3.   Other exemptions:

          a) purchase or sale that is non-volitional on the part of the Access Person, including (i) a purchase or sale upon the exercise of puts or calls written by the Access Person, (ii) sales from a margin account, pursuant to a bona fide margin call and (iii) a purchase or sale performed by an independent financial professional acting with sole discretion and performed pursuant to an arrangement previously approved by the Review Officer;

          b) purchase that is part of an automatic dividend reinvestment plan or other similar program, including any sale through a systematic withdrawal plan;

          c) purchase effected upon the exercise of rights issued by an issuer pro rata to all holders of the Security, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

          d)   an acquisition of a Security through a gift or bequest;

          e)   a disposition of Security through gift.

VI.     COMPLIANCE PROCEDURES

A.      PRE-CLEARANCE PROCEDURES

         All Access Persons must receive prior written approval from the Firm's Review Officer before purchasing or selling Reportable Securities in an account that such Access Person has Beneficial Ownership. The Access Person should request pre-clearance by completing, signing and submitting a Personal Securities Transactions Pre-Clearance Form (EXHIBIT E) to the Review Officer.

         Pre-clearance APPROVAL WILL EXPIRE AT THE CLOSE OF BUSINESS ON THE TRADING DATE ON WHICH AUTHORIZATION IS RECEIVED. If the trade is not completed before such pre-clearance expires, the Access Person is required to again obtain pre-clearance for the trade. No Review Officer may pre-clear their own trades. In addition, if

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          an Access Person becomes aware of any additional information with respect to a transaction that was pre-cleared, such Person is obligated to disclose such information to the Review Officer prior to executing the pre-cleared transaction.

         Access Persons are excluded from pre-clearing Reportable Securities purchased, sold, acquired or disposed in the following transactions:

     1. purchase or sale that is non-volitional on the part of the Access Person, including (i) a purchase or sale upon the exercise of puts or calls written by the Access Person, (ii) sales from a margin account, pursuant to a bona fide margin call and (iii) a purchase or sale performed by an independent financial professional acting with sole discretion and performed pursuant to an arrangement previously approved by the Review Officer;

     2. purchase that is part of an automatic dividend reinvestment plan or other similar program, including any sale through a systematic withdrawal plan;

     3. purchase effected upon the exercise of rights issued by an issuer pro rata to all holders of the Reportable Security, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

     4.   an acquisition of a Reportable Security through a gift or bequest;

     5. a disposition of Reportable Security through a gift; Exchange Traded Funds (ETFs);

     6.   options on ETFs, indexes, commodities and currencies;

     7.   futures contracts on ETFs, indexes, commodities and currencies;

     8.   tax-exempt and corporate bonds;

     9.   shares of foreign unit trusts and foreign mutual funds;

     10.  shares of open and closed-end funds except Firm Managed Funds; and

     11. purchases or sales of a de minimis amount of Reportable Securities. A de minimis amount of Reportable Securities shall be defined in this section of the Code of Ethics as:

          a) up to an aggregate $25,000 principal amount of a fixed income Security within any three-consecutive month period; and

          b) up to an aggregate 99 shares of an equity Security within any three-consecutive month period.

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B.      EXCESSIVE TRADING/MARKET TIMING

The Firm understands that it is appropriate for Access Persons to participate in the public Securities markets as part of their overall personal investment programs. As in other areas, however, this should be done in a way that creates no potential conflicts with the interests of any Portfolio. Further, it is important to recognize that otherwise appropriate trading, if excessive (measured in terms of frequency, complexity of trading programs, numbers of trades or other measures, as deemed appropriate by the Review Officer or senior management at the Firm, may compromise the best interests of any Portfolios if such excessive trading is conducted during work-time or using Portfolio resources. Accordingly, if personal trading rising to such dimension as to create an environment that is not consistent with the Code of Ethics, such personal transactions may not be approved or may be limited by the Review Officer of the Firm.

Each Firm Managed Fund is intended for long-term investment purposes only and does not permit "market timing" or other types of excessive short-term trading by Access Persons and other shareholders. Excessive short-term trading into and out of the Firm Managed Funds can disrupt Portfolio investment strategies and may increase fund expenses for all shareholders, including long-term shareholders who do not generate these costs. Each Firm Managed Fund reserves the right to reject any purchase request (including purchases by exchange) by any investor or group of investors for any reason without prior notice, including, in particular, if the fund reasonably believes that the trading activity would be disruptive to the fund. Access Persons shall not be permitted to make a "round trip" trade in any Firm Managed Fund within 60 calendar days without the direct approval of the Review Officer of the Firm.

C.      CONFLICTS OF INTEREST

Every Supervised Person shall notify the Review Officer of the Firm of any personal conflict of interest relationship which may involve a Portfolio, such as the existence of any economic relationship between their transactions and Securities held or to be acquired by any Portfolio. Such notification shall occur in the pre-clearance process.

VII.    REPORTING REQUIREMENTS

A.      DISCLOSURE OF PERSONAL HOLDINGS UPON EMPLOYMENT

All Access Persons shall submit to the Review Officer:

     1. A holdings report that includes: (1) information regarding all holdings in Reportable Securities in which Access Persons have Beneficial Ownership; and (2) the name of any broker, dealer, bank or other entity for any Reportable Account. New employees should submit these reports within 10 days of employment with the Firm. Information contained in the initial reports should be current as of a date not more than 45 days before the employee became an Access Person or prior to the date the report is submitted for annual reports.

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In addition to reporting securities holdings, every Access Person shall certify in their initial report that:

     1. They have received, read and understand the Code of Ethics and recognize that they are subject thereto;

     2. They have no knowledge of the existence of any personal conflict of interest relationship which may involve a Portfolio, such as any economic relationship between their transactions and Securities held or to be acquired by a Portfolio; and

     3. They do not serve on the Board of Directors of any publicly traded company.

The initial report shall be made on the form attached as Initial Report of Access Person (Exhibit A) and shall be delivered to the Review Officer.

B.      QUARTERLY REPORTING REQUIREMENTS

All Access Persons shall disclose to the Review Officer all transactions in Reportable Securities conducted during the period as of the calendar quarter ended within 30 calendar days after quarter-end. Access Persons do not need to pre-clear Personal Securities Transactions effected in any account over which the Access Person has no direct or indirect influence or Control; however, custodian statements in any such accounts must be sent to the Review Officer not less than quarterly.

In addition, on a quarterly basis, with respect to all Reportable Accounts, the Access Person must provide:

     1. not less than quarterly, a custodian statement disclosing the transactions;

     2. the name of the broker, dealer, bank or other entity that acts as custodian;

     3.   if a new account, the date the account was established; and

     4.   the date the report is submitted by the Access Person

This quarterly report shall be made on the form attached as Securities Transactions for the Calendar Quarter Ended (EXHIBIT C) and shall be delivered to the Review Officer. In lieu of manually filling out all of the information required by the form, Access Persons may attach confirms and/or provide account statements with a signed form.

C.      ANNUAL REPORT CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

All Access Persons shall disclose to the Review Officer all holdings in Reportable Securities as of the calendar year ended within 30 calendar days after year end. In

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addition to reporting Reportable Securities holdings, every Access Person shall certify annually that:

     1. they have read and understand the Code of Ethics and recognize that they are subject thereto;

     2. they have complied with the requirements of the Code of Ethics and that they have reported all Personal Securities Transactions required to be reported pursuant to the requirements of the Code of Ethics;

     3. they do not serve on the Board of Directors of any publicly traded company;

     4. they have not disclosed pending "buy" or "sell" orders for a Portfolio to any associate of any other Management Company, except where the disclosure occurred subsequent to the execution or withdrawal of an order;

     5.   they have disclosed all Reportable Accounts;

     6. they have no knowledge of the existence of any personal conflict of interest relationship which may involve any Portfolio, such as any economic relationship between their transactions and Securities held or to be acquired by a Portfolio; and

     7. they have not received any gift or other thing valued at more than $100 (de minimis amount) in relation to the Firm's business.

This annual report shall be made on the form attached as Annual Report of Access Persons (Exhibit B) and shall be delivered to the Review Officer.

D.      CONFIDENTIALITY OF REPORTS

Reports submitted pursuant to this Code of Ethics shall be confidential and shall be provided only to those Supervised Persons of the Firm with a need to know and, upon appropriate request, Compliance Departments of Old Mutual (US) Holdings Inc. and any registered investment company the Firm advises or sub-advises, counsel, and/or regulatory authorities.

E.      ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS

Each Supervised Person shall be provided with a copy of this Code of Ethics, and any amendments, and Supervised Persons shall submit a written acknowledgment of their receipt of this Code and any amendments to this Code of Ethics. Written acknowledgement of the Code may be made via the Initial Report (Exhibit A), an Acknowledgement by a Supervised Person Form (Exhibit F), or other means (e.g. e-mail).

[GRAPHIC OMITTED]

F.      REVIEW OF REPORTS

The Review Officer shall review reports submitted under this Code of Ethics. The Review Officer shall not review his/her own reports.

G.      DUPLICATE CONFIRMATION AND STATEMENTS

The Review Officer of the Firm may require Access Persons to provide duplicate copies of confirmation of each disclosable transaction in their accounts and will require duplicate copies of account statements.

H.      REPORTING OF VIOLATIONS TO THE BOARD OF DIRECTORS AND SANCTIONS

Supervised Persons are required to report any violations of this Code of Ethics promptly to the Review Officer. The Review Officer of the Firm shall promptly report to the Board of Managers of the Firm violations of this Code of Ethics and the reporting requirements hereunder. The Board of Managers of the Firm, and outside counsel, if deemed appropriate, shall consider reports made to it and shall determine whether or not there has been a violation of the Firm's Code of Ethics and what sanctions, if any, should be imposed, including, among other things, a letter of censure or suspension, fines, or termination of the employment of the violator.

I.      ANNUAL REPORTING TO THE BOARD OF DIRECTORS

The Review Officer of the Firm shall prepare an annual report relating to this Code of Ethics to the Board of Managers of the Firm and of any U.S. registered investment company client advised or subadvised by the Firm that request such reporting. Such annual report shall:

     1. summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

     2.   identify any violations during the past year;

     3. identify any recommended changes in the existing restrictions or procedures based upon the Firm's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

     4. state that the Firm had adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

J.      RETENTION OF RECORDS

The Firm shall maintain the following records as required under Rule 17j-1 under the Investment Company Act and Rule 204A-1 under the Advisers Act:

     1. a copy of any Code of Ethics in effect within the most recent five years;

[GRAPHIC OMITTED]

     2. a list of all Supervised Persons required to make reports hereunder within the most recent five years and a list of all Supervised Persons who were responsible for reviewing the reports, as shall be updated by the Review Officer of the Firm;

     3. a copy of each report made by an Access Person hereunder and submitted to the Firm's Review Officer for a period of five years from the end of the fiscal year in which it was made;

     4. each memorandum made by the Review Officer of the Firm hereunder for a period of five years from the end of the fiscal year in which it was made;

     5. a record of any violation under the Code of Ethics and any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurred;

     6. a record of all written acknowledgements as required by Rule 204A-1(a)(5) for each Person who is currently, or in the past five years was, a Supervised Person of the Firm;

     7. a record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by Access Persons under Rule 204A-1(c), for at least five years after the end of the fiscal year in which the approval is granted; and a copy of every report provided to the Firm's Board of Managers or a fund's Board which describes any issues arising under the Code of Ethics and certifies that the Firm has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

VIII.   DEFINITIONS

     1. "ACCESS PERSON" means any Manager, officer, general partner or Advisory Representative of the Firm. As the nature and philosophy of the Firm tends to expose a large range of Supervised Persons to client information, all Supervised Persons are treated as Access Persons. Supervised Persons that are subject to another code of ethics that has been reviewed and approved by the Review Officer are not subject to the Access Person requirements of this Code.

     2. "ADVISORY REPRESENTATIVE" means any Supervised Person, who in connection with his or her regular functions or duties, normally makes, participates in, or otherwise obtains current information regarding the Purchase or Sale of a Security by the Firm, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and any natural Person in a Control relationship to the Firm who obtains information concerning recommendations made concerning a Purchase or Sale of a Security. This definition includes but is not limited to the following: partner, officer, Manager, investment person, Portfolio Manager and any other Supervised Person of the Firm designated as an "Advisory Representative" from time to time by the Review Officer.

[GRAPHIC OMITTED]

     3. "Affiliated Person" of another Person means (a) any Person directly or indirectly owning, Controlling, or holding with power to vote, five percent (5%) or more of the outstanding voting securities of such other person; (b) any Person five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, Controlled, or held with power to vote, by such other person; (c) any Person directly or indirectly Controlling, Controlled by, or under common Control with, such other person; (d) any officer, director, partner, copartner, or associate of such other person; (e) if such other Person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (f) if such other Person is an unincorporated investment company not having a board of directors, the depositor thereof.

     4. "AFFILIATED FUND" MEANS ANY INVESTMENT VEHICLE REGISTERED UNDER THE INVESTMENT COMPANY ACT WHICH THE FIRM OR AN AFFILIATED PERSON ACTS AS MANAGER, ADVISER OR SUBADVISER.

     5. "BENEFICIAL OWNERSHIP" SHALL BE INTERPRETED IN THE SAME MANNER AS IT WOULD BE UNDER RULE 16A-1(A)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "1934 ACT"), IN DETERMINING WHETHER A PERSON IS THE BENEFICIAL OWNER OF A SECURITY FOR PURPOSES OF SECTION 16 OF THE 1934 ACT AND THE RULES AND REGULATIONS THEREUNDER, THAT, GENERALLY SPEAKING, ENCOMPASSES THOSE SITUATIONS WHERE THE BENEFICIAL OWNER HAS THE RIGHT TO ENJOY A DIRECT OR INDIRECT ECONOMIC BENEFIT FROM THE OWNERSHIP OF THE SECURITY. A PERSON IS NORMALLY REGARDED AS THE BENEFICIAL OWNER OF SECURITIES HELD IN (I) THE NAME OF HIS OR HER SPOUSE, DOMESTIC PARTNER, MINOR CHILDREN, OR OTHER RELATIVES LIVING IN HIS OR HER HOUSEHOLD; (II) A TRUST, ESTATE OR OTHER ACCOUNT IN WHICH HE/SHE HAS A PRESENT OR FUTURE INTEREST IN THE INCOME, PRINCIPAL OR RIGHT TO OBTAIN TITLE TO THE SECURITIES; OR (III) THE NAME OF ANOTHER PERSON OR ENTITY BY REASON OF ANY CONTRACT, UNDERSTANDING, RELATIONSHIP, AGREEMENT OR OTHER ARRANGEMENT WHEREBY HE OR SHE OBTAINS BENEFITS SUBSTANTIALLY EQUIVALENT TO THOSE OF OWNERSHIP.

     6. "CONTROL" MEANS THE POWER TO EXERCISE A CONTROLLING INFLUENCE OVER THE MANAGEMENT OR POLICIES OF A COMPANY, UNLESS SUCH POWER IS SOLELY THE RESULT OF AN OFFICIAL POSITION WITH SUCH COMPANY. ANY PERSON WHO OWNS BENEFICIALLY, EITHER DIRECTLY OR THROUGH ONE OR MORE CONTROLLED COMPANIES, MORE THAN TWENTY-FIVE PERCENT (25%) OF THE VOTING SECURITIES OF A COMPANY SHALL BE PRESUMED TO CONTROL SUCH COMPANY. ANY PERSON WHO DOES NOT SO OWN MORE THAN TWENTY-FIVE PERCENT (25%) OF THE VOTING SECURITIES OF ANY COMPANY SHALL BE PRESUMED NOT TO CONTROL SUCH COMPANY. A NATURAL PERSON SHALL BE PRESUMED NOT TO BE A CONTROL PERSON.

     7. "EXCHANGE TRADED FUND (ETF)" MEANS A PORTFOLIO OF SECURITIES THAT TRADES THROUGHOUT THE DAY ON AN EXCHANGE. A CLOSED-END FUND IS NOT AN ETF.

     8. "FIRM" MEANS THE INVESTMENT ADVISER REGISTERED WITH THE SEC UNDER THE ADVISERS ACT, SUBJECT TO THIS CODE OF ETHICS.

     9. "FIRM MANAGED FUND" MEANS ANY INVESTMENT COMPANY REGISTERED UNDER THE INVESTMENT COMPANY ACT FOR WHICH THE FIRM ACTS AS INVESTMENT ADVISER OR SUBADVISER.

     10. "INITIAL PUBLIC OFFERING" MEANS AN OFFERING OF SECURITIES REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT'), THE ISSUER OF WHICH, IMMEDIATELY BEFORE THE REGISTRATION, WAS NOT SUBJECT TO THE REPORTING REQUIREMENTS OF SECTIONS 13 OR 15(D) OF THE 1934 ACT.

     11.  "INVESTMENT PERSONNEL" MEANS (A) ANY PORTFOLIO MANAGER OF THE FIRM;
          (B) ANY ASSOCIATE OF THE FIRM (OR OF ANY COMPANY IN A CONTROL RELATIONSHIP TO A FUND OR THE FIRM) WHO, IN CONNECTION WITH HIS REGULAR FUNCTIONS OR DUTIES, MAKES OR PARTICIPATES IN MAKING RECOMMENDATIONS REGARDING THE PURCHASE OR SALE OF SECURITIES BY THE FIRM, INCLUDING SECURITIES ANALYSTS, TRADERS AND MARKETING SUPERVISED PERSONS; OR (C) ANY PERSON WHO CONTROLS A FUND OR THE FIRM AND WHO OBTAINS INFORMATION CONCERNING RECOMMENDATIONS MADE TO ANY PORTFOLIO REGARDING THE PURCHASE OR SALE OF SECURITIES BY THE PORTFOLIO.

     12. "LIMITED OFFERING" MEANS AN OFFERING THAT IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT PURSUANT TO SECTION 4(2) OR SECTION 4(6) OR RULES 504, 505 OR 506 UNDER THE SECURITIES ACT. LIMITED OFFERINGS ARE COMMONLY REFERRED TO AS PRIVATE PLACEMENTS.

     13. "MAINTENANCE TRADES" REFER TO ANY TRADES AFFECTED BY PORTFOLIO MANAGERS FOR SPECIFIC ACCOUNTS INCLUDING THOSE IN "SMA" ACCOUNTS. MAINTENANCE TRADES TYPICALLY OCCUR TO GET PORTFOLIOS IN LINE WITH GUIDELINES, RAISE CASH FOR SPECIFIC PURPOSES, ETC. THESE ARE NOT TO BE CONFUSED WITH FIRM-WIDE BLOCK TRADES WHICH EFFECT LARGE NUMBERS OF ACCOUNTS AT ONE TIME.

     14. "MANAGEMENT COMPANY" REFERS TO INVESTMENT ADVISERS THAT ARE SUBSIDIARIES OF OR ORGANIZATIONS OTHERWISE AFFILIATED WITH OLD MUTUAL
          (US) HOLDINGS INC.

     15.  "MANAGER" REFERS TO INDIVIDUAL MEMBER OF THE BOARD OF MANAGERS.

     16.  "PERSON" MEANS A NATURAL PERSON OR A COMPANY.

     17. "PERSONAL SECURITIES TRANSACTIONS" MEANS ANY TRANSACTION IN A SECURITY PURSUANT TO WHICH AN ACCESS PERSON WOULD HAVE A BENEFICIAL OWNERSHIP INTEREST WITH THE EXCEPTION OF OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, MONEY MARKET FUND SHARES, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND REGISTERED OPEN AND CLOSED-END INVESTMENT COMPANIES, NONE OF WHICH ARE FUNDS ADVISED OR SUBADVISED BY THE FIRM.

     18. "PORTFOLIO" MEANS ANY ACCOUNT, TRUST OR OTHER INVESTMENT VEHICLE OVER WHICH THE FIRM HAS INVESTMENT MANAGEMENT DISCRETION.

     19. "PORTFOLIO MANAGER" MEANS AN ASSOCIATE OF THE FIRM ENTRUSTED WITH THE DIRECT RESPONSIBILITY AND AUTHORITY TO MAKE INVESTMENT DECISIONS AFFECTING THE PORTFOLIOS OR FIRM MANAGED FUNDS.

     20. "PURCHASE OR SALE OF A SECURITY" INCLUDES, AMONG OTHER THINGS, THE WRITING OF AN OPTION TO PURCHASE OR SELL A SECURITY.

     21. "REPORTABLE ACCOUNT" MEANS ANY ACCOUNT HELD AT A BROKER, DEALER OR BANK WITH WHICH AN ACCESS PERSON MAINTAINS BENEFICIAL OWNERSHIP IN ANY SECURITY AND FOR ANY ACCOUNT HELD AT A BROKER, DEALER, BANK OR OTHER ENTITY FOR WHICH AN ACCESS PERSON HAS THE ABILITY TO OBTAIN BENEFICIAL OWNERSHIP OF ANY REPORTABLE SECURITY.

     22. "REPORTABLE SECURITY" SHALL HAVE THE MEANING SET FORTH IN SECTION 202(A)(18) OF THE ADVISERS ACT AND SECTION 2(A)(36) OF THE INVESTMENT COMPANY ACT. FURTHER, FOR PURPOSES OF THIS CODE OF ETHICS, "REPORTABLE SECURITY" SHALL INCLUDE ANY FIRM MANAGED FUND AND COMMODITIES CONTRACTS AS DEFINED IN SECTION 2(A)(1)(A) OF THE COMMODITY EXCHANGE ACT. THIS DEFINITION INCLUDES BUT IS NOT LIMITED TO FUTURES CONTRACTS ON EQUITY INDICES.

          "REPORTABLE SECURITY" means any stock, bond, future, investment contract or any other instrument that is considered a "Reportable Security" under the Advisers Act. The term "Reportable Security" is very broad and includes items you might not ordinarily think of as "Reportable Securities," including:

          o Options on securities, on indexes and on currencies (options on securities defined as one option contract covering 100 shares of stock);
          o   All kinds of limited partnerships;
          o   Foreign unit trusts and foreign mutual funds; and
          o   Private investment funds, hedge funds, and investment clubs
          o   ETF's, iShares and unit investment trusts
          o   Closed-end Funds

          "REPORTABLE SECURITY" specifically does not include:

          o   Direct obligations of the U.S. Government;
          o Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt obligations, including repurchase agreements;
          o   Shares issued by money market funds;
          o Shares of open-end funds, none of which are Affiliated Funds; and Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Affiliated Funds.

          Any question as to whether a particular investment constitutes a "Reportable Security" should be referred to the Review Officer.

     23. "RESTRICTED LIST" IS AN ACTIVELY MONITORED LIST OF SECURITIES BEING CONSIDERED FOR PURCHASE OR SALE BY ANY EQUITY AND/OR INTERNATIONAL PORTFOLIOS OR FUNDS.

     24. "REVIEW OFFICER" REFERS TO THE CHIEF COMPLIANCE OFFICER ,APPOINTED BY THE MANAGEMENT COMMITTEE AND APPROVED BY THE FIRM'S BOARD OF MANAGERS TO OVERSEE ITS CODE OF ETHICS OR A DESIGNATE APPOINTED BY THE CHIEF COMPLIANCE OFFICER.

     25. "SECURITY" MEANS A SECURITY AS DEFINED IN SECTION 202(A)(18) OF THE INVESTMENT ADVISERS ACT OF 1940 AND INCLUDES NOTES, STOCKS, BONDS, TRANSFERABLE SHARES, CERTIFICATES OF DEPOSIT FOR A SECURITY, RIGHTS, WARRANTS, OPTIONS (ON SECURITIES, INDEXES AND CURRENCIES) OR ANY OTHER INTEREST COMMONLY KNOWN AS A "SECURITY" SUCH INSTRUMENTS AS STOCKS, OPTIONS, MUNICIPAL BONDS, MOST CORPORATE BONDS, AFFILIATED FUNDS AND EXCHANGE TRADED FUNDS. IT DOES NOT INCLUDE TRANSACTIONS AND HOLDINGS IN DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, REPURCHASE AGREEMENTS, UNIT INVESTMENT TRUSTS (UNLESS THE UNIT INVESTMENT TRUST IS INVESTED IN AFFILIATED FUNDS), SHARES OF MONEY MARKET FUNDS OR SHARES OF NON-AFFILIATED MUTUAL FUNDS.

[GRAPHIC OMITTED]

     26.  "SUPERVISED PERSON" MEANS:

          o Any Manager or officer of the Firm (or other Person occupying a similar status or performing a similar function);
          o   Any other associate of the Firm;
          o Any other Person who provides advice on behalf of the Firm and is subject to the Firm's supervision and Control; and
          o Any temporary worker, consultant, independent contractor, certain Supervised Persons of affiliates of the Firm or any particular Person designated by the Review Officer.


Amended September 2008

[GRAPHIC OMITTED]

                                                                       EXHIBIT A
                                                                     PAGE 1 OF 2


                               CODE OF ETHICS
                         INITIAL REPORT OF ACCESS PERSON

1. I hereby acknowledge that (i) I received of a copy of the Code of Ethics (the "Code") for Thompson, Siegel & Walmsley LLC (the "Firm");
         (ii) I have read and understand the Code; (iii) and I recognize that I am subject to the Code as an Access Person of the Firm.

2. I do not serve on the Board of Directors of any publicly traded company unless listed. Yes [ ] Company: _________________________

3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm or a Portfolio, such as any economic relationship between my transactions and Securities held or to be acquired by the Firm or a Portfolio.

4. As of the date below I had a direct or indirect Beneficial Ownership in the following or attached Reportable Securities (as defined in the Code of Ethics). You do not need to report holdings in obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, money market fund shares, commercial paper, high quality short-term debt instruments and registered open-end investment companies, except Firm Managed Funds or Affiliated Funds.

PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING SECURITIES (CUSTODY STATEMENT IS ACCEPTABLE) [ ]

------------------------------- ----------------------------- ----------------------------- ----------------------------
           SECURITY
  (include title, type, and
  interest rate and maturity
     date, if applicable)            TICKER OR CUSIP #                # OF SHARES                 PRICE PER SHARE
------------------------------- ----------------------------- ----------------------------- ----------------------------
------------------------------- ----------------------------- ----------------------------- ----------------------------

------------------------------- ----------------------------- ----------------------------- ----------------------------
------------------------------- ----------------------------- ----------------------------- ----------------------------

------------------------------- ----------------------------- ----------------------------- ----------------------------
------------------------------- ----------------------------- ----------------------------- ----------------------------

------------------------------- ----------------------------- ----------------------------- ----------------------------
------------------------------- ----------------------------- ----------------------------- ----------------------------

------------------------------- ----------------------------- ----------------------------- ----------------------------
------------------------------- ----------------------------- ----------------------------- ----------------------------

------------------------------- ----------------------------- ----------------------------- ----------------------------


 ----------------------------- -----------------------------


                                  BROKER, DEALER OR BANK
       PRINCIPAL AMOUNT           THROUGH WHOM EFFECTED
 ----------------------------- -----------------------------
 ----------------------------- -----------------------------

 ----------------------------- -----------------------------
 ----------------------------- -----------------------------

 ----------------------------- -----------------------------
 ----------------------------- -----------------------------

 ----------------------------- -----------------------------
 ----------------------------- -----------------------------

 ----------------------------- -----------------------------
 ----------------------------- -----------------------------

 ----------------------------- -----------------------------

[GRAPHIC OMITTED]

5. As of the date below I am disclosing all Reportable Accounts with the brokers, dealers or banks listed below that hold or may trade Securities for my direct or indirect benefit.

   ========================================================= ==========================================================
                    BROKER, DEALER OR BANK
                    THROUGH WHOM EFFECTED                                   BENEFICIAL OWNER OF ACCOUNT
   --------------------------------------------------------- ----------------------------------------------------------
   --------------------------------------------------------- ----------------------------------------------------------

   --------------------------------------------------------- ----------------------------------------------------------
   --------------------------------------------------------- ----------------------------------------------------------

   --------------------------------------------------------- ----------------------------------------------------------
   --------------------------------------------------------- ----------------------------------------------------------

   --------------------------------------------------------- ----------------------------------------------------------
   --------------------------------------------------------- ----------------------------------------------------------

   ========================================================= ==========================================================


 ==========================================================

                      ACCOUNT NUMBER
 ----------------------------------------------------------
 ----------------------------------------------------------

 ----------------------------------------------------------
 ----------------------------------------------------------

 ----------------------------------------------------------
 ----------------------------------------------------------

 ----------------------------------------------------------
 ----------------------------------------------------------

 ==========================================================



Signature:
            -----------------------------------------------------------
                                Access Person



Name:
       ----------------------------------------------------------------


Date:
       ----------------------------------------------------------------
                     (No later than 10 calendar days after
                           becoming an Access Person.)





Signature:
           ------------------------------------------------------------
                               Review Officer



Name:
     ------------------------------------------------------------------


Date:
     ------------------------------------------------------------------

[GRAPHIC OMITTED]
                                                                       EXHIBIT B
                                                                     PAGE 1 OF 2

                                 CODE OF ETHICS
                         ANNUAL REPORT OF ACCESS PERSONS

1. I hereby acknowledge that I have read and understand the Code of Ethics (the "Code") for Thompson, Siegel & Walmsley LLC (the "Firm") and recognize that I am subject, thereto in the capacity of an Access Person of the Firm.

2. I hereby certify that, during the year ended December 31, ________ I have not given or accepted any gift, service or other thing valued at more than $100 (de minimis amount) per recipient/source in relation to the Firm's business, excluding business entertainment, unless otherwise indicated on an attached sheet.

3. I do not serve on the Board of Directors of any publicly traded company unless listed. Company: _______________________________________________

4. I hereby certify that, during the year ended December 31, ________ I have complied with the requirements of the Code and I have reported all Personal Securities Transactions required to be reported pursuant to the Code.

5. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a Portfolio to any Person, except for business purposes.

6. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve any Portfolio, such as any economic relationship between my Personal Securities Transactions and Securities held or to be acquired by any Portfolio.

7. As of December 31, ________, I had a direct or indirect Beneficial Ownership in the following or attached Reportable Securities (as defined in the Code of Ethics). You do not need to report holdings in obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, money market fund shares, commercial paper, high quality short-term debt instruments and registered open-end investment companies, EXCEPT FIRM MANAGED FUNDS OR AFFILIATED FUNDS.


PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING SECURITIES (CUSTODY STATEMENT IS ACCEPTABLE). [ ]

------------------------------- ----------------------------- ----------------------------- ----------------------------
           SECURITY
  (include title, type, and
  interest rate and maturity
     date, if applicable)            TICKER OR CUSIP #                # OF SHARES                 PRICE PER SHARE
------------------------------- ----------------------------- ----------------------------- ----------------------------
------------------------------- ----------------------------- ----------------------------- ----------------------------

------------------------------- ----------------------------- ----------------------------- ----------------------------
------------------------------- ----------------------------- ----------------------------- ----------------------------

------------------------------- ----------------------------- ----------------------------- ----------------------------
------------------------------- ----------------------------- ----------------------------- ----------------------------

------------------------------- ----------------------------- ----------------------------- ----------------------------
------------------------------- ----------------------------- ----------------------------- ----------------------------

------------------------------- ----------------------------- ----------------------------- ----------------------------




----------------------------- -----------------------------


                                 BROKER, DEALER OR BANK
      PRINCIPAL AMOUNT           THROUGH WHOM EFFECTED
----------------------------- -----------------------------
----------------------------- -----------------------------

----------------------------- -----------------------------
----------------------------- -----------------------------

----------------------------- -----------------------------
----------------------------- -----------------------------

----------------------------- -----------------------------
----------------------------- -----------------------------

----------------------------- -----------------------------

[GRAPHIC OMITTED]
                                                                       EXHIBIT B
                                                                     PAGE 2 OF 2

                                 CODE OF ETHICS
                         ANNUAL REPORT OF ACCESS PERSONS


As of the date below I am disclosing all Reportable Accounts with banks, brokers or dealers listed below that hold or may trade Securities for my direct or indirect benefit.


   =========================================================== =============================================================
                     BROKER, DEALER OR BANK
                     THROUGH WHOM EFFECTED                                     BENEFICIAL OWNER OF ACCOUNT
   ----------------------------------------------------------- -------------------------------------------------------------
   ----------------------------------------------------------- -------------------------------------------------------------

   ----------------------------------------------------------- -------------------------------------------------------------
   ----------------------------------------------------------- -------------------------------------------------------------

   ----------------------------------------------------------- -------------------------------------------------------------
   ----------------------------------------------------------- -------------------------------------------------------------

   ----------------------------------------------------------- -------------------------------------------------------------
   ----------------------------------------------------------- -------------------------------------------------------------

   =========================================================== =============================================================





  =============================================================

                         ACCOUNT NUMBER
  -------------------------------------------------------------
  -------------------------------------------------------------

  -------------------------------------------------------------
  -------------------------------------------------------------

  -------------------------------------------------------------
  -------------------------------------------------------------

  -------------------------------------------------------------
  -------------------------------------------------------------

  =============================================================


PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL
ACCOUNTS.  [   ]


Signature:
            -------------------------------------------------------------
                                  Access Person



Name:
       ------------------------------------------------------------------


Date:
       ------------------------------------------------------------------
                 (No later than 30 calendar days after year-end)





Signature:
           --------------------------------------------------------------
                                 Review Officer



Name:  A. Gordon Goodykoontz, Chief Compliance Officer
       ------------------------------------------------------------------


Date:
     --------------------------------------------------------------------

[GRAPHIC OMITTED]
                                                                       EXHIBIT C
                                                                     PAGE 1 OF 2

                                 CODE OF ETHICS
SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED __________________

1. During the quarter referred to above, the following transactions were effected in Reportable Securities (as defined in the Code of Ethics) of which I had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership. You do not need to report transactions in obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, money market fund shares, commercial paper, high quality short-term debt instruments and registered open-end investment companies, EXCEPT FIRM MANAGED FUNDS AND AFFILIATED FUNDS.

         PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL
         SECURITIES. [   ]

         IF YOU HAD NO TRANSACTIONS, WRITE "NONE".

=================================== ================= ================= ================= =================
            SECURITY
   (include interest rate and                                                               PRINCIPAL
 maturity date, if applicable)       DATE OF TRADE      # OF SHARES     PRICE PER SHARE       AMOUNT
----------------------------------- ----------------- ----------------- ----------------- -----------------
----------------------------------- ----------------- ----------------- ----------------- -----------------

----------------------------------- ----------------- ----------------- ----------------- -----------------
----------------------------------- ----------------- ----------------- ----------------- -----------------

----------------------------------- ----------------- ----------------- ----------------- -----------------
----------------------------------- ----------------- ----------------- ----------------- -----------------

----------------------------------- ----------------- ----------------- ----------------- -----------------
----------------------------------- ----------------- ----------------- ----------------- -----------------

----------------------------------- ----------------- ----------------- ----------------- -----------------
----------------------------------- ----------------- ----------------- ----------------- -----------------

=================================== ================= ================= ================= =================


 =========================== ===========================================

  NATURE OF TRANSACTION        BROKER, DEALER OR BANK THROUGH WHOM
 (Purchase, Sale, Other)                     EFFECTED
 --------------------------- -------------------------------------------
 --------------------------- -------------------------------------------

 --------------------------- -------------------------------------------
 --------------------------- -------------------------------------------

 --------------------------- -------------------------------------------
 --------------------------- -------------------------------------------

 --------------------------- -------------------------------------------
 --------------------------- -------------------------------------------

 --------------------------- -------------------------------------------
 --------------------------- -------------------------------------------

 =========================== ===========================================


This report excludes transactions with respect to which I had no direct or indirect influence or Control.

 Signature:
             ---------------------------------------------------------
                                   Access Person



 Name:
        --------------------------------------------------------------


 Date:
        --------------------------------------------------------------
                  (No later than 30 calendar days after year-end)


Signature:
          ------------------------------------------------------------
                                 Review Officer



Name:  A. Gordon Goodykoontz, Chief Compliance Officer
       ---------------------------------------------------------------


Date:
      ------------------------------------

[GRAPHIC OMITTED]
                                                                       EXHIBIT C
                                                                     PAGE 1 OF 2


                                 CODE OF ETHICS
 SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED ________________

During the quarter referred to above, I established on the dates indicated the following accounts in which Securities were held during the quarter for my direct or indirect benefit.

=================================================================== ===========================================

           BROKER, DEALER OR BANKTHROUGH WHOM EFFECTED                     BENEFICIAL OWNER OF ACCOUNT
------------------------------------------------------------------- -------------------------------------------
------------------------------------------------------------------- -------------------------------------------

------------------------------------------------------------------- -------------------------------------------
------------------------------------------------------------------- -------------------------------------------

=================================================================== ===========================================



 ================================== ==================================

          ACCOUNT NUMBER                   DATE ACCOUNT OPENED
 ---------------------------------- ----------------------------------
 ---------------------------------- ----------------------------------

 ---------------------------------- ----------------------------------
 ---------------------------------- ----------------------------------

 ================================== ==================================


PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL
ACCOUNTS.  [   ]

IF NONE WERE OPENED, WRITE "NONE".

Access Persons may not accept or give any gift, service or other thing, excluding business entertainment, of more than a de minimis value ($100) from/to the same source/recipient. During the quarter I received or gave the following gifts or services from/to any Person or entity that does business with or on behalf of TS&W (it is not necessary to report business entertainment, such as a dinner or sporting event, unless the value of gift is considered extravagant or excessive):


DATE OF GIFT                NAME OF GIFTER


-----------------------    -----------------------------------------


-----------------------    -----------------------------------------




DESCRIPTION OF GIFT                                  VALUE OF GIFT


-------------------------------------------------    --------------------------


-------------------------------------------------    --------------------------


Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm or a Portfolio, such as the existence of any economic relationship between my transactions and Securities held or to be acquired by the Firm or a Portfolio.

I do not serve on the Board of Directors of any publicly traded company unless listed.

Company:
         -----------------------------------------------------------------------



Signature:
            -----------------------------------------------------------
                                    Access Person

Name:
        ----------------------------------------------------------------


Date:
        ----------------------------------------------------------------
                   (No later than 30 calendar days after year-end)




Signature:
          --------------------------------------------------------------
                                 Review Officer


Name:  A. Gordon Goodykoontz, Chief Compliance Officer
       -----------------------------------------------------------------


Date:
     -------------------------------------------------------------------

[GRAPHIC OMITTED]

                                                                       EXHIBIT D

         SECURITIES TRANSACTIONS REPORT RELATING TO SHORT-TERM TRADING
              FOR THE SIXTY DAY PERIOD FROM _______________________

During the 60 calendar day period referred to above, the following purchases and sales, or sales and purchases, of the same (or equivalent) Reportable Securities (as defined in the Code of Ethics) were effected or are proposed to be effected in Securities of which I have, or by reason of such transaction acquired, direct or indirect Beneficial Ownership. You do not need to report transactions in obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, money market fund shares, commercial paper, high quality short-term debt instruments and registered open and closed-end investment companies, except Firm MANAGED FUNDS AND AFFILIATED FUNDS.

=================== ========================== ========== ======================= ============================
    Security        Date of Transaction (or    # of         Dollar Amount of         Name of Transaction
                     Proposed Transactions)     Shares         Transaction         (Purchase, Sale, Other)
------------------- -------------------------- ---------- ----------------------- ----------------------------
------------------- -------------------------- ---------- ----------------------- ----------------------------

------------------- -------------------------- ---------- ----------------------- ----------------------------
------------------- -------------------------- ---------- ----------------------- ----------------------------

------------------- -------------------------- ---------- ----------------------- ----------------------------
------------------- -------------------------- ---------- ----------------------- ----------------------------

=================== ========================== ========== ======================= ============================


 ==================== ====================================================
     Price (or           Broker/Dealer or Bank Through Whom Effected
  Proposed Price)
 -------------------- ----------------------------------------------------
 -------------------- ----------------------------------------------------

 -------------------- ----------------------------------------------------
 -------------------- ----------------------------------------------------

 -------------------- ----------------------------------------------------
 -------------------- ----------------------------------------------------

 ==================== ====================================================

This report excludes transactions with respect to which I had no direct or indirect influence or Control.

Review Officer's Comments:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I hereby certify that:

(a) I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm or any Portfolio, such as front running transactions or the existence of any economic relationship between my transactions and Securities held or to be acquired by any Portfolio;

(b) such Securities, including Securities that are economically related to such Securities, involved in the transaction are not (i) being considered for purchase or sale by any Portfolio, or (ii) being purchased or sold by any Portfolio; and

(c)    such transactions are in compliance with the Code of Ethics of the Firm.

Signature:
            ------------------------------------------------------------
                                  Access Person


Name:
       -----------------------------------------------------------------


Date:
       ----------------------------------------------------------------




Signature:
            -----------------------------------------------------------
                                 Review Officer


Name:  Thomas W. Coleman, Jr.
       ----------------------------------------------------------------


Date:
       ----------------------------------------------------------------

[GRAPHIC OMITTED]
                                                                       EXHIBIT E

                                 CODE OF ETHICS
               PERSONAL SECURITIES TRANSACTIONS PRE-CLEARANCE FORM

I hereby request pre-clearance of the Securities listed below. SEE SECTION VI.A. OF THE CODE OF ETHICS FOR EXCEPTIONS TO PRE-CLEARANCE REQUIREMENTS.

======================== ====================== ====================== ======================= ======================
       SECURITY
(include interest rate
 and maturity date, if                                                  PRICE PER SHARE (or
      applicable)             MARKET CAP             # OF SHARES          proposed price)        PRINCIPAL AMOUNT
------------------------- ---------------------- ---------------------- ----------------------- ----------------------
------------------------- ---------------------- ---------------------- ----------------------- ----------------------

------------------------ ---------------------- ---------------------- ----------------------- ----------------------
------------------------ ---------------------- ---------------------- ----------------------- ----------------------

------------------------ ---------------------- ---------------------- ----------------------- ----------------------
------------------------ ---------------------- ---------------------- ----------------------- ----------------------

------------------------ ---------------------- ---------------------- ----------------------- ----------------------
------------------------ ---------------------- ---------------------- ----------------------- ----------------------

------------------------ ---------------------- ---------------------- ----------------------- ----------------------
------------------------ ---------------------- ---------------------- ----------------------- ----------------------

======================== ====================== ====================== ======================= ======================



====================== ======================= =====================
      NATURE OF
     TRANSACTION         BROKER/ DEALER OR
  (Purchase, Sale,       BANK THROUGH WHOM        AUTHORIZED BY
       Other)                 EFFECTED          COMPLIANCE OFFICER
 ---------------------- ----------------------- ---------------------
 ---------------------- ----------------------- ---------- ----------
                                                  YES        NO
---------------------- ----------------------- ---------- ----------
---------------------- ----------------------- ---------- ----------

---------------------- ----------------------- ---------- ----------
---------------------- ----------------------- ---------- ----------

---------------------- ----------------------- ---------- ----------
---------------------- ----------------------- ---------- ----------

---------------------- ----------------------- ---------- ----------
---------------------- ----------------------- ---------- ----------

====================== ======================= ========== ==========


Is any proposed transaction described above within 60 calendar days of a prior transaction in the same or equivalent Security? Yes: [ ] No: [ ]

If yes, the Access Person must submit a Securities Transactions Report Relating to Short Term Trading (Exhibit D) for pre-approval by the Review Officer.

Is any proposed transaction described above considered a Private Placement?
Yes: [ ] No: [ ]

Signature:
            -----------------------------------------------------------
                                  Access Person


Name:
       ----------------------------------------------------------------


Date:
       ----------------------------------------------------------------





Signature:
            -----------------------------------------------------------
                                 Review Officer


Name:
     ------------------------------------------------------------------


Date:
-----------------------------------------------------------------------

THIS PRE-CLEARANCE WILL EXPIRE AT THE CLOSE OF BUSINESS ON THE TRADING DAY PRE-CLEARANCE WAS APPROVED. THE ACCESS PERSON IS REQUIRED TO OBTAIN ADDITIONAL PRE-CLEARANCE IF THE TRADE IS NOT COMPLETED BEFORE THIS AUTHORITY EXPIRES.

[GRAPHIC OMITTED]

                                                                       EXHIBIT F

                                 CODE OF ETHICS
                      ACKNOWLEDGEMENT BY SUPERVISED PERSONS


As a Supervised Person of Thompson, Siegel & Walmsley LLC (the "Firm"), I hereby acknowledge:

1.   I received of a copy of the Firm's Code of Ethics (the "Code"); and

2. I read the Code and understand the provisions of the Code that apply to me as a Supervised Person



Signature:
            -----------------------------------------------------------
                                  Access Person


Name:
       ----------------------------------------------------------------


Date:
       ----------------------------------------------------------------






Signature:
          -------------------------------------------------------------
                                 Review Officer


Name:
     ------------------------------------------------------------------


Date:
     ------------------------------------------------------------------\